SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Knight Capital Group, Inc.

Current Report on Form 8-K

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

a.	Financial Statements on Businesses Acquired

Not Applicable

b.	Pro Forma Financial Information

Not Applicable

c.	Shell Company Transactions

Not Applicable

d.	Exhibits

Exhibit 99.1 - Joint Press Release of Direct Edge Holdings LLC and the International Securities Exchange issued on August 22, 2008.

The following information is furnished under Item 7.01, “Regulation FD Disclosure”, and Item 9.01 “Financial Statements and Exhibits”. This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 22, 2008, Direct Edge Holdings LLC (“Direct Edge”), for which Registrant currently holds an ownership interest, issued a joint press release with the International Securities Exchange (“ISE”) announcing that the parties have signed a definitive agreement whereby the ISE Stock Exchange, a wholly-owned entity of the ISE, will become a wholly-owned subsidiary of Direct Edge. In return, the ISE will gain an ownership stake in Direct Edge. Upon completion of the transaction, the Registrant’s ownership interest in Direct Edge will be 19.9%. The closing of the transaction is subject to customary closing conditions and the receipt of appropriate regulatory approvals. The press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: August 22, 2008

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of Direct Edge Holdings LLC and the International Securities Exchange issued on August 22, 2008.